UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 16, 2019

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ENVISION SOLAR INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53204	26-1342810
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5660 Eastgate Drive, San Diego, CA	92126
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 799-4583

(Former name or Former Address, if Changed Since Last Report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 1.01	Entry Into a Material Definitive Agreement.

On April 18, 2019, Envision Solar International, Inc. (the “Company”) closed a transaction, entered into pursuant to that certain Underwriting Agreement dated as of April 16, 2019 (the “Underwriting Agreement”) with Maxim Group LLC (“Maxim”), as representative for the several underwriters named in Schedule I thereto (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters an aggregate of 2,000,000 units with each unit consisting of one (1) share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and a warrant to purchase one (1) share of Common Stock at an exercise price equal to $6.30 per share (the “Warrants”). In addition, the Company granted the Underwriters a 45-day option to purchase up to 300,000 additional shares of Common Stock, or Warrants, or any combination thereof, at the public offering price to cover over-allotments, if any.  The Common Stock and the Warrants were offered and sold to the public (the “Offering”) pursuant to the Company’s registration statement on Form S-1 (File Nos. 333-226040), filed by the Company with the Securities and Exchange Commission (the “Commission”) on July 2, 2018, as amended, which became effective on April 15, 2019, and a related registration statement filed pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The offering price to the public was $6.00 per unit and the Underwriters agreed to purchase 2,000,000 units. In addition, the Underwriters purchased 300,000 Warrants upon the exercise of the Underwriters’ over-allotment option. The Company received gross proceeds of approximately $12,000,000, before deducting underwriting discounts and commissions and estimated offering expenses. In connection with the offering described above, the Company issued a press release announcing the closing of the offering. A copy of a press release is attached hereto as Exhibit 99.1.

The Underwriting Agreement contains customary representations, warranties, and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriters, severally and not jointly, for losses or damages arising out of or in connection with the offering, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. In addition, pursuant to the terms of the Underwriting Agreement, the Company, certain existing shareholders and each of the Company’s directors and executive officers have entered into “lock-up” agreements with the Underwriters that generally prohibit the sale, transfer, or other disposition of securities of the Company for a period of at least 180 days following April 18, 2019 without the prior written consent of Underwriters.

Pursuant to the Underwriting Agreement, we also agreed to issue to the Underwriters warrants (the “Representative’s Warrants”) to purchase up to a total of 100,000 shares of common stock (5% of the shares of common stock sold). The warrants are exercisable at $6.60 per share and have a term of five years. Pursuant to the customary FINRA rules, the representative’s warrants are subject to a 180-day lock-up pursuant to which the representative will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the date of the prospectus relating to the offering. A copy of the form of the Representative’s Warrant is attached as an Exhibit 4.2 to this report, and is incorporated herein by reference.

In addition, pursuant the Underwriting Agreement, we granted Maxim, a right of first refusal, for a period of twelve months from the commencement of sales of this offering, to act as sole and exclusive investment banker, book-runner, financial advisor, underwriter and/or placement agent, at the Maxim’s sole and exclusive discretion, for each and every future public and private equity and debt offering.

The total expenses of the offering was approximately $500,000 which included Maxim’s expenses relating to the offering, including without limitation the reasonable fees, disbursements and other charges of the underwriters’ counsel, up to $100,000.

On April 18, 2019, the Company also entered into a Warrant Agency Agreement with Corporate Stock Transfer, Inc. (“Warrant Agreement”) pursuant to which Corporate Stock Transfer, Inc. agrees to act as transfer agent with respect to the Warrants. A copy of the Warrant Agreement is attached as an Exhibit 10.1 to this report, and is incorporated herein by reference.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this report, and is incorporated herein by reference. The foregoing description of the material terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. The provisions of the Underwriting Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as a document for investors or the public to obtain factual information about the current state of affairs of the parties to that document. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Commission.

The final prospectus relating to the offering has been filed with the SEC and is available on the SEC’s web site at http://www.sec.gov. Copies of the final prospectus relating to the offering, when available, may be obtained from Maxim Group LLC, 405 Lexington Avenue, New York, NY 10174, or from the above-mentioned SEC website.

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Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Company filed a Certificate of Change Pursuant to NRS 78.209 with the Secretary of State of Nevada, pursuant to which, effective 2:00 p.m. Pacific Standard Time on April 15, 2019, the Company effected a one-for-fifty reverse split of its issued and outstanding common stock (the “Reverse Stock Split”), and reduced the number of authorized shares of common stock from 490,000,000 to 9,800,000. A copy of the Certificate of Change Pursuant to NRS 78.209 is attached hereto as Exhibit 3.1.

Item 8.01	Other Events

The Nasdaq Capital Market Listing of the Common Stock

In connection with the offering described above, the Common Stock and the Warrants of the Company begun trading on the The Nasdaq Capital Market on April 16, 2019 under the trading symbols “EVSI” and “EVSIW”, respectively.

Reverse Stock Split

As described above, the Company effected a 1-for-50 reverse stock split of its Common Stock which became effective at 2:00 p.m. PST on April 15, 2019. At the effective time of the reverse stock split, every 50 shares of the Company’s issued and outstanding Common Stock was converted into one issued and outstanding share of Common Stock. No fractional shares will be issued as a result of the reverse stock split.  Fractional shares will be rounded up or down to the nearest whole share, after aggregating all fractional shares held by a stockholder.  Any stockholder holding less than 24 shares of Common Stock on a pre-reverse stock basis will be paid in cash for such fractional share of Common Stock. The new CUSIP number for the Company’s common stock following the reverse stock split is 29413Q201. Stock certificates with the older pre-split CUSIP number will need to be exchanged for stock certificates with the new CUSIP numbers.  Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action to receive shares of post-reverse stock split common stock.  Stockholders who hold shares of common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.  Stockholders who hold shares in certificated form will be sent a transmittal letter by the Company’s transfer agent, containing instructions on how a stockholder may surrender certificates to the transfer agent in exchange for certificates representing post-reverse split shares.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement dated April 16, 2019, with Maxim Group LLC, as representative of the several underwriters.
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation.
4.1	Warrant Agency Agreement.
4.2	Form of Representative’s Warrant
99.1	Press release dated April 18, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVISION SOLAR INTERNATIONAL, INC.

Dated: April 18, 2019	By:	/s/ Desmond Wheatley
	Name:	Desmond Wheatley
	Title:	Chief Executive Officer